KINGDOM
VENTURES


KINGDOM VENTURES 10-Q CONTAINS 72% REVENUE GROWTH; REPORTED LOSS DUE PRIMARILY TO NON-CASH STOCK COMPENSATION EXPENSE

MINDEN, NV-JUNE 18, 2003 KINGDOM VENTURES (OTCBB:KDMV - News), a church
                                                 ----   ----
development company announced today that the revenue figures announced on its recently release 10-Q demonstrate a 72% growth when compared to the previous year. Revenue of $1,151,981 shows a dramatic increase when contrasted with the $668,543 of revenue reported for the same period in the prior year. The 10-Q, released on June 17, showed a substantial non-operating loss of $2,620,716. This loss was virtually all accounted for by the non-cash transaction of $2,565,060 for costs associated with the exercise of compensation warrants at below market prices by business development consultants which have been reflected in accordance with Generally Accepted Accounting Principles (GAAP) on the company financial statements. Were it not for the non-cash transaction, the Company would have been at virtual break-even for the year to date.

Gene Jackson, President & CEO of KINGDOM VENTURES said, "I recognize that many of our shareholders will be excited by the revenue growth, but confused by what appears to be great news on the revenue and a confusing apparent loss. We believe our shareholders, when they investigate further, will recognize that we are building substantial value in the operating business of the Company and yet must comply with appropriate accounting requirements regarding the compensation warrants. Our loss in Q1 is virtually all tied to the non-cash compensation warrant accounting. We continue to believe that KINGDOM VENTURES growth plans are coming along nicely"

ABOUT KINGDOM VENTURES

KINGDOM VENTURES helps faith-based organizations streamline their operations, raise additional money through various fund-raising activities or simply provide technological solutions that transform small and medium-sized churches into state-of-the-art presentation centers. The company helps churches focus on their
                                       -----------------------------------------
core mission -- reaching people for God -- by focusing on its core business:
----------------------------------------------------------------------------
helping churches and their people grow.
---------------------------------------

There are approximately 400,000 Protestant churches in the U.S. alone. 94% of them have fewer than 1,000 active members, and therefore limited financial resources to effectively manage the business side of their operations. Christian organizations' total budgets are measured in billions of dollars. 89% of American households give to charities an average of $1,600+ a year, and religious organizations receive 60% of it. In addition, religious and inspirational products are selling at a pace of $5.6 billion annually (source:
Christian Retailing Magazine).

Within less than three years, KINGDOM VENTURES has built a distribution network for Christian products, consisting of 2,100+ retail stores; 1,200 Christian bookstores and 900 gift stores. It has also established strong business relationships with hundreds of Christian organizations and performed over 750 fundraising events -- helping churches and other Christian organizations grow.

For more information on KINGDOM VENTURES, visit HTTP://WWW.KDMVCORP.COM.
                                                -----------------------

All statements other than statements of historical fact included in this press release are "forward-looking statements." The forward-looking statements, including statements about the company's future expectations, including future revenues and earnings, and all other forward-looking statements (i.e., future operational results and sales) are subject to assumptions and beliefs based on current information known to the company and factors that are subject to uncertainties, risk and other influences, which are outside the company's control, and may yield results differing materially from those anticipated.

Contact:
     FOCUS PARTNERS, LLC  (FOR KINGDOM VENTURES)      KINGDOM VENTURES, INC.
     DAVID  ZAZOFF,  212/752-9445                     800-839-2506  TOLL  FREE
     kdmv@focuspartners.com                           PastorPreneur@kdmvcorp.com
     ----------------------                           --------------------------
     ir@kdmvcorp.com                                  775-267-2242  Local
     ---------------                                  775-267-2661  Fax